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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                December 13, 2004

                              PIVX SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)


          NEVADA                      000-33625                 87-0618509
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


23 CORPORATE PLAZA, SUITE 280, NEWPORT BEACH, CALIFORNIA           92660
     (Address of principal executive offices)                    (Zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 999-1600

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         On December 13, 2004 PivX Solutions, Inc. (the "Company"), terminated its obligation to obtain an effective registration statement as required by the Standby Equity Distribution Agreement ("SEDA") entered into with Cornell Capital Partners, LP on December 1, 2004. The terms of that agreement were disclosed on Form 8-K as filed with the SEC on December 1, 2004.

         In summary, the terms of the SEDA were that the Company could have, at its discretion, periodically sold to Cornell Capital Partners, LP shares of common stock, in tranches of up to $500,000, for a total purchase price of up to $10.0 million. For each share of common stock purchased under the SEDA, Cornell Capital Partners LP would have paid the Company 98% of, or a 2% discount to, the lowest volume weighted average price ("VWAP") of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date.

         Cornell Capital Partner's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement was subject to the Company obtaining an effective registration statement for shares of common stock sold under the SEDA. The company is abandoning its plan to obtain such registration for the common stock to be sold under the SEDA because of the precipitous and damaging drop in the Company's common stock price (as listed on the Over the Counter Bulletin Board) that has occurred immediately following the Company's Form 8-K disclosure announcing the SEDA on December 1, 2004, and continues unabated. The Company cannot allow its common stock price to further lessen as a result of entering into an equity financing agreement and therefore will not go through with its plan to obtain a registration statement. The Company will pursue alternative means of investor financing.

         The company shall honor it contractual commitments to Cornell Capital Partners, LP and shall issue it a one-time commitment fee in the form of shares of the Company's common stock in an amount equal to $340,000 divided by the VWAP of the Company's common stock, as quoted by Bloomberg, LP, on December 1, 2004. The company shall also honor its contractual commitment to Monitor Capital, Inc., a registered broker-dealer and advisor in connection with the Standby Equity Distribution Agreement. For its services, the Company agreed to issue Monitor Capital Inc. shares of its common stock in an amount equal to $10,000 divided by the VWAP of the Company's common stock, as quoted on Bloomberg LP, on December 1, 2004.

         There is a risk that the Company's decision to terminate its obligation to obtain a registration statement under the SEDA will result in litigation.

         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2004                 PIVX SOLUTIONS, INC.


                                        By: /S/ ROBERT N. SHIVELY
                                            ------------------------------
                                        Name: Robert N. Shively
                                        Title: Chief Executive Officer